STONE MOUNTAIN RESOURCES INC.

CAB PROPERTY OPTION AGREEMENT

Amendment No. 1

AN OPTION AGREEMENT (this “Agreement”) was made and entered into effective as of October 11, 2004 by and among STONE MOUNTAIN RESOURCES INC. (“Stone”), a Delaware corporation with an office at 701 North Green Valley Parkway Suite 200 Henderson, Nevada 89074 and Midas Mountain, Inc. (“Midas”) a Nevada corporations with an office at 4535 West Sahara Avenue #217 Las Vegas, Nevada 89102 (the “Vendor”) and is amended on December 8, 2005 as follows.

Original Clause

6.	Option Payments:

(a)          From August 1st, 2004, Stone shall be responsible for payments to the Bureau of Land Management, and to Lander County fees. Stone shall pay to the Vendor an initial payment of Twenty Five Thousand ($25,000) Dollars. On or before each of the 15th Day of February 2005, the 15th of February 2006 and the 15th Day of February 2007 Stone shall pay the Vendor Thirty Thousand Dollars ($30,000). All Option Payments in the form of cash shall be credited to and become a part of Earning Costs. The Option Payments shall be paid on the schedule set forth in this Section 6; notwithstanding the total amount of Earning Costs described in Section 7 (“Earning Costs - Initial Earn In Period”) which have been incurred by Stone.

Clause Amended

6.	Option Payments:.

(a)           From August 1st, 2004, Stone shall be responsible for payments to the Bureau of Land Management, and to Lander County fees. Stone shall pay to the Vendor an initial payment of Twenty Five Thousand ($25,000) Dollars. Stone shall pay the Vendor Thirty Thousand Dollars ($30,000).on or before the15th Day of February 2005, and then Thirty Five Thousand ($35,000) each of the 15th Day of October 2006 and the 15th Day of

October 2007. All Option Payments • • • •.

IN WITNESS WHEREOF, the parties have executed this amendment to the Agreement effective as of the day and year first above written.

The Corporate Seal of STONE MOUNTAIN RESOURCES INC. was hereunto affixed in the presence of:	) ) )
	)	C/S
)
)
Authorized Signatory	)

The Corporate Seal of MIDAS MOUNTAIN, INC. was hereunto affixed in the presence of:	) ) )
	)	C/S
)
)
Authorized Signatory	)